                                                                      Exhibit 99


                                          L.G. ZANGANI, LLC
                                          (908)788-9660 Fax: (908)788-4024
                                          --------------------------------
                                          Nine Main Street, Flemington, NJ 08822
                                          E-mail: office@zangani.com
                                          Web site: http://www.zangani.com


For Release: IMMEDIATELY

   Contact:  Stephen F.Carman, EVP/CFO                       (609) 631-6222
             Kevin Nally, LG Zangani LLC                     (908) 788-9660

                 YARDVILLE NATIONAL BANCORP REPORTS 64% INCREASE
              IN 2002 EARNINGS AND DECLARES QUARTERLY CASH DIVIDEND

YARDVILLE, N.J., January 27, 2003 ..... Yardville National Bancorp (NASDAQ:
YANB) today announced that net income for 2002 increased $5.4 million to $14.0 million, a 63.7% rise from the $8.6 million reported in 2001. Earnings per share on a diluted basis increased 51.4% to $1.68 per share in 2002 from $1.11 in the prior year. Management noted that a significant portion of the increase in 2002 net income and earnings per share was attributable to an increase in net interest income of 28.6% and the $2.2 million expense associated with the early retirement of debt in the fourth quarter of 2001. Earnings per share on a diluted basis increased 29.2% in 2002 compared to 2001, excluding the early retirement of debt expense.

For the quarter ended December 31, 2002, net income increased to $3.3 million from the $934,000 reported in the same period a year ago. Earnings per share on a diluted basis were $0.38 for the fourth quarter of 2002, compared with $0.12 per diluted share for the fourth quarter of 2001. The early retirement of debt expense in the fourth quarter of 2001 adversely impacted quarterly diluted earnings per share by $0.18.

"This was a very eventful year for us," said President and Chief Executive Officer Patrick M. Ryan. "We successfully completed a common stock offering in December 2002 which, net of offering expenses, raised approximately $34 million. YNB is continuing to expand in our northern region, which includes Hunterdon and Middlesex counties in New Jersey, and we plan to open our first branch in Somerset County, New Jersey in April or May. In addition, new products were introduced in the fourth quarter, and we continued work on improving our net interest margin," he added.

YNB maintained its excellent growth trend in both retail deposit generation and commercial loans in the concluding quarter of 2002. Total deposits at December 31, 2002 increased to $1.27 billion, a 16.4% increase over total deposits of $1.09 billion at December 31, 2001. At December 31, 2002, total loans outstanding increased 18.6% to total $1.20 billion compared with $1.01 billion a year ago. Management believes that overall loan quality remains strong. Nonperforming assets decreased $132,000 to $7.3 million at December 31, 2002 compared to $7.4 million at the end of 2001. As a percent of total assets, nonperforming assets decreased to 0.33% at December 31, 2002 compared to 0.38% at December 31, 2001. The allowance for loan losses at December 31, 2002 totaled $16.8 million, or 1.41% of total loans, covering 268.1% of total nonperforming loans. This compares to the allowance for loan losses at December 31, 2001 of $13.5 million, or 1.34% of total loans, covering 264.2% of total nonperforming loans. The increase in the allowance for loan losses as a percent of total loans in 2002 was primarily attributable to the growth in the loan portfolio.
                                     -MORE-

YARDVILLE NATIONAL BANCORP REPORTS 64% INCREASE IN 2002 EARNINGS

"We are using our full range of capabilities to attract new customers and serve existing ones in Mercer, Hunterdon, Burlington, Middlesex, Bucks, and soon Somerset County, as well as other targeted markets," explained YNB Chairman Jay
G. Destribats. "Our recently upgraded Internet banking site has provided enhanced services to existing and new customers, and we believe our new cash management products will attract more local businesses."

As part of its ongoing strategic positioning of the institution's investment portfolio in relation to changes in the interest rate environment, YNB realized $3.1 million in net securities gains in 2002. This compares with net securities gains of $3.2 million for 2001.

YNB's capital ratios at December 31, 2002 continued to exceed the minimum regulatory requirements in order to be considered a well-capitalized institution.

YNB also announced that its Board of Directors declared a cash dividend of $0.115 per share payable on February 24, 2003 to shareholders of record as of February 10, 2003. This represents an increase in the cash dividend of 4.5% from the previous quarter of $0.11 and marks the 37th consecutive quarter in which YNB has paid a cash dividend to its shareholders. YNB paid total cash dividends of $0.44 in 2002.

With $2.2 billion in assets as of December 31, 2002, YNB serves individuals and small- to mid-sized businesses in the dynamic New York City-Philadelphia corridor through a network of 19 branches in Mercer, Hunterdon, Burlington and Middlesex counties in New Jersey and Bucks County in Pennsylvania. Headquartered in Mercer County for 78 years, YNB emphasizes commercial lending and offers a broad range of lending, deposit and other financial products and services.

Note Regarding Forward-Looking Statements

This press release and other statements made from time to time by our management contain express and implied statements relating to our future financial condition, results of operations, plans, objectives, performance, and business, which are considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These may include statements that relate to, among other things, profitability, liquidity, loan loss reserve adequacy, plans for growth, interest rate sensitivity, market risk, regulatory compliance, and financial and other goals. Actual results may differ materially from those expected or implied as a result of certain risks and uncertainties, including, but not limited to, the results of our efforts to implement our retail strategy, adverse changes in our loan portfolio and the resulting credit risk-related losses and expenses, interest rate fluctuations and other economic conditions, our ability to attract core deposits, continued relationships with major customers, competition in product offerings and product pricing, adverse changes in the economy that could increase credit-related losses and expenses, compliance with laws, regulatory requirements and Nasdaq standards, other risks and uncertainties detailed from time to time in our filings with the SEC, as well as other risks and uncertainties detailed from time to time in statements made by our management.

L.G. Zangani, LLC provides financial public relations service to the Company. As such, L.G. Zangani, LLC and/or its officers, agents and employees, receives remuneration for public relations and/or other services performed for the Company. This remuneration may take the form of cash, capital stock in the Company, or warrants and/or options to purchase stock in the Company.

                            Yardville National Bancorp
                         Summary of Financial Information
                                   (Unaudited)

                                                              Three Months Ended                      Twelve Months Ended
                                                                 December 31,                              December 31,
------------------------------------------------------------------------------------------------------------------------------------
(in thousands, except per share amounts)                      2002                2001                2002               2001
------------------------------------------------------------------------------------------------------------------------------------
Stock Information:
Weighted average shares outstanding:
  Basic                                                      8,409               7,980               8,124              7,601
  Diluted                                                    8,621               8,021               8,319              7,678
Shares outstanding end of period                            10,396               8,043
Earnings per share:
  Basic                                              $        0.39       $        0.12       $        1.72      $        1.13
  Diluted                                                     0.38                0.12                1.68               1.11
Dividends paid per share                                      0.11                0.11                0.44               0.44
Book value per share                                         14.08               11.68
Closing price per share                                      17.24               12.50
Closing price to book                                       122.44 %            107.02 %


Key Ratios:
Return on average assets                                      0.60 %              0.19 %              0.67 %             0.48 %
Return on average stockholders' equity                       12.24                3.78               13.68               9.86
Net interest margin (tax equivalent)                          2.33                2.07                2.36               2.17
Equity-to-assets at period end                                6.54                4.80
Tier 1 leverage ratio (1)                                     8.16                6.92

Asset Quality Data:
Net loan charge-offs                                 $         794       $         144       $       1,096      $       1,317

Nonperforming assets as a percentage of total assets          0.33 %              0.38 %

Allowance for loan losses at period end as a
  percent of:
    Total loans                                               1.41                1.34
    Nonperforming loans                                     268.11              264.23

Nonperforming assets at period end:
  Nonperforming loans                                $       6,274       $       5,125
  Other real estate                                          1,048               2,329
                                                      ------------        ------------
     Total nonperforming assets                      $       7,322       $       7,454
                                                      ============        ============

(1) Tier 1 leverage ratio is Tier 1 capital to adjusted average assets

                   Yardville National Bancorp and Subsidiaries
                        Consolidated Statements of Income
                                   (Unaudited)

                                                                       Three Months Ended                  Twelve Months Ended
                                                                           December 31,                        December 31,
------------------------------------------------------------------------------------------------------------------------------------
(in thousands, except per share amounts)                              2002              2001              2002              2001
------------------------------------------------------------------------------------------------------------------------------------
INTEREST INCOME:
Interest and fees on loans                                     $    20,190       $    17,757       $    75,395       $    70,408
Interest on deposits with banks                                         16                24                60               171
Interest on securities available for sale                            9,455            10,071            40,498            39,866
Interest on investment securities:
  Taxable                                                               59               479               690             3,722
  Exempt from Federal income tax                                       594               567             2,345             2,016
Interest on Federal funds sold                                         206               397             1,157             2,765
------------------------------------------------------------------------------------------------------------------------------------
  Total Interest Income                                             30,520            29,295           120,145           118,948
------------------------------------------------------------------------------------------------------------------------------------
INTEREST EXPENSE:
Interest on savings account deposits                                 2,742             2,603            11,228             9,931
Interest on certificates of deposit of $100,000 or more              1,241             1,623             5,184             7,581
Interest on other time deposits                                      4,278             5,959            17,747            27,085
Interest on borrowed funds                                           9,353             9,092            36,403            35,264
Interest on trust preferred securities                                 775               775             3,100             2,952
------------------------------------------------------------------------------------------------------------------------------------
    Total Interest Expense                                          18,389            20,052            73,662            82,813
------------------------------------------------------------------------------------------------------------------------------------
    Net Interest Income                                             12,131             9,243            46,483            36,135
Less provision for loan losses                                       1,450             1,525             4,375             3,925
------------------------------------------------------------------------------------------------------------------------------------
    Net Interest Income After Provision for Loan Losses             10,681             7,718            42,108            32,210
------------------------------------------------------------------------------------------------------------------------------------
NON-INTEREST INCOME:
Service charges on deposit accounts                                    562               485             2,203             1,857
Securities gains, net                                                  562             1,043             3,084             3,182
Bank owned life insurance                                              418               524             1,678             1,784
Other non-interest income                                              330               242             1,339             1,214
------------------------------------------------------------------------------------------------------------------------------------
    Total Non-Interest Income                                        1,872             2,294             8,304             8,037
------------------------------------------------------------------------------------------------------------------------------------
NON-INTEREST EXPENSE:
Salaries and employee benefits                                       4,773             3,892            17,890            14,923
Occupancy expense, net                                                 939               785             3,507             2,817
Equipment expense                                                      688               546             2,423             2,021
Early retirement of debt expense                                        --             2,217                --             2,217
Other non-interest expense                                           1,658             1,642             7,224             7,074
------------------------------------------------------------------------------------------------------------------------------------
    Total Non-Interest Expense                                       8,058             9,082            31,044            29,052
------------------------------------------------------------------------------------------------------------------------------------
Income before income tax expense                                     4,495               930            19,368            11,195
Income tax expense (benefit)                                         1,212                (4)            5,364             2,642
------------------------------------------------------------------------------------------------------------------------------------
    Net Income                                                $      3,283      $        934       $    14,004       $     8,553
------------------------------------------------------------------------------------------------------------------------------------
EARNINGS PER SHARE:
Basic                                                         $       0.39      $       0.12       $      1.72       $      1.13
Diluted                                                               0.38              0.12              1.68              1.11
------------------------------------------------------------------------------------------------------------------------------------
Weighted average shares outstanding:
Basic                                                                8,409             7,980             8,124             7,601
Diluted                                                              8,621             8,021             8,319             7,678
------------------------------------------------------------------------------------------------------------------------------------

                    Yardville National Bancorp and Subsidiaries
                        Consolidated Statements of Condition
                                    (Unaudited)

                                                                       December 31,
--------------------------------------------------------------------------------------------
(in thousands)                                                    2002                 2001
--------------------------------------------------------------------------------------------
Assets:
Cash and due from banks                                  $      28,608       $       27,771
Federal funds sold                                              72,485               38,960
--------------------------------------------------------------------------------------------
  Cash and Cash Equivalents                                    101,093               66,731
--------------------------------------------------------------------------------------------
Interest bearing deposits with banks                             2,501                2,320
Securities available for sale                                  820,665              746,483
Investment securities                                           54,690               65,753
Loans                                                        1,195,143            1,007,973
  Less: Allowance for loan losses                              (16,821)             (13,542)
--------------------------------------------------------------------------------------------
  Loans, net                                                 1,178,322              994,431
Bank premises and equipment, net                                12,208               10,910
Other real estate                                                1,048                2,329
Other assets                                                    60,931               54,432
--------------------------------------------------------------------------------------------
  Total Assets                                           $   2,231,458       $    1,943,389
--------------------------------------------------------------------------------------------
Liabilities and Stockholders' Equity:
Deposits
  Non-interest bearing                                   $     126,183       $      114,405
  Interest bearing                                           1,146,103              978,285
--------------------------------------------------------------------------------------------
  Total Deposits                                             1,272,286            1,092,690
--------------------------------------------------------------------------------------------
Borrowed funds
  Securities sold under agreements to repurchase                10,000               10,000
  Federal Home Loan Bank advances                              746,000              695,008
  Obligation for Employee Stock Ownership Plan (ESOP)              400                  800
  Other                                                          1,311                1,305
--------------------------------------------------------------------------------------------
  Total Borrowed Funds                                         757,711              707,113
--------------------------------------------------------------------------------------------
Trust preferred securities                                      32,500               32,500
Other liabilities                                               23,022               17,841
--------------------------------------------------------------------------------------------
  Total Liabilities                                      $   2,085,519       $    1,850,144
--------------------------------------------------------------------------------------------

Stockholders' equity:
  Common stock: no par value                                    89,297               54,334
  Surplus                                                        2,205                2,205
  Undivided profits                                             50,633               40,175
  Treasury stock, at cost                                       (3,154)              (3,030)
  Unallocated ESOP shares                                         (400)                (800)
  Accumulated other comprehensive income                         7,358                  361
--------------------------------------------------------------------------------------------
    Total Stockholders' Equity                                 145,939               93,245
--------------------------------------------------------------------------------------------
    Total Liabilities and Stockholders' Equity           $   2,231,458       $    1,943,389
--------------------------------------------------------------------------------------------

                                Financial Summary
                    Average Balances, Rates Paid and Yields

                                                             Three Months Ended                       Three Months Ended
                                                             December 31, 2002                        December 31, 2001
------------------------------------------------------------------------------------------------------------------------------------
                                                                                  Average                                 Average
                                                         Average                  Yield /         Average                 Yield /
(in thousands)                                           Balance       Interest    Rate           Balance      Interest    Rate
------------------------------------------------------------------------------------------------------------------------------------

INTEREST EARNING ASSETS:
Deposits with other banks                             $    2,707     $       16      2.36%     $    3,131     $      24      3.07%
Federal funds sold                                        56,823            206      1.45          73,832           397      2.15
Securities                                               904,314         10,108      4.47         791,327        11,117      5.62
Loans (1)                                              1,171,590         20,190      6.89         976,609        17,757      7.27
------------------------------------------------------------------------------------------------------------------------------------
    Total interest earning assets                     $2,135,434     $   30,520      5.72%     $1,844,899     $  29,295      6.35%
------------------------------------------------------------------------------------------------------------------------------------
NON-INTEREST EARNING ASSETS:
Cash and due from banks                               $   24,149                               $   21,386
Allowance for loan losses                                (16,274)                                 (12,473)
Premises and equipment, net                               11,867                                   10,771
Other assets                                              50,897                                   54,528
------------------------------------------------------------------------------------------------------------------------------------
    Total non-interest earning assets                     70,639                                   74,212
------------------------------------------------------------------------------------------------------------------------------------
Total assets                                          $2,206,073                               $1,919,111
------------------------------------------------------------------------------------------------------------------------------------
INTEREST BEARING LIABILITIES:
Deposits:
  Savings, money markets and interest bearing demand  $  578,849     $    2,742      1.89%     $  372,228     $   2,603      2.80%
  Certificates of deposit of $100,000 or more            149,628          1,241      3.32         137,269         1,623      4.73
  Other time deposits                                    423,508          4,278      4.04         457,179         5,959      5.21
------------------------------------------------------------------------------------------------------------------------------------
    Total interest bearing deposits                    1,151,985          8,261      2.87         966,676        10,185      4.21
Borrowed funds                                           758,000          9,353      4.94         687,374         9,092      5.29
Trust preferred securities                                32,500            775      9.54          32,500           775      9.54
------------------------------------------------------------------------------------------------------------------------------------
    Total interest bearing liabilities                $1,942,485     $   18,389      3.79%     $1,686,550     $  20,052      4.76%
------------------------------------------------------------------------------------------------------------------------------------
NON-INTEREST BEARING LIABILITIES:
Demand deposits                                       $  127,479                               $  111,907
Other liabilities                                         28,841                                   21,925
Stockholders' equity                                     107,268                                   98,729
------------------------------------------------------------------------------------------------------------------------------------
    Total non-interest bearing liabilities and
     stockholders' equity                             $  263,588                               $  232,561
------------------------------------------------------------------------------------------------------------------------------------
Total liabilities and stockholders' equity            $2,206,073                               $1,919,111
------------------------------------------------------------------------------------------------------------------------------------

Interest rate spread (2)                                                             1.93%                                   1.59%
------------------------------------------------------------------------------------------------------------------------------------

Net interest income and margin (3)                                   $   12,131      2.27%                    $   9,243      2.00%
------------------------------------------------------------------------------------------------------------------------------------

Net interest income and margin
   (tax equivalent basis)(4)                                         $   12,447      2.33%                    $   9,536      2.07%
------------------------------------------------------------------------------------------------------------------------------------

(1) Loan origination fees are considered an adjustment to interest income. For the purpose of calculating loan yields, average loan balances include nonaccrual loans with no related interest income.
(2) The interest rate spread is the difference between the average yield on interest earning assets and the average rate paid on interest bearing liabilities.
(3) The net interest margin is equal to net interest income divided by average interest earning assets.
(4) In order to make pre-tax income and resultant yields on tax exempt investments and loans comparable to those on taxable investments and loans, a tax equivalent adjustment is made equally to interest income and interest expense with no effect on after tax income. The tax equivalent adjustment has been computed using a Federal income tax rate of 34% and has increased interest income by $316,000 and $293,000 for the three month periods ended December 31, 2002 and 2001, respectively.

                               Financial Summary
                    Average Balances, Rates Paid and Yields

                                                             Twelve Months Ended                      Twelve Months Ended
                                                             December 31, 2002                        December 31, 2001
------------------------------------------------------------------------------------------------------------------------------------
                                                                                  Average                                 Average
                                                       Average                    Yield /       Average                   Yield /
(in thousands)                                         Balance        Interest     Rate         Balance      Interest      Rate
------------------------------------------------------------------------------------------------------------------------------------

INTEREST EARNING ASSETS:
Deposits with other banks                             $    2,887     $       60      2.08%    $     3,816    $      171      4.48%
Federal funds sold                                        71,415          1,157      1.62          74,624         2,765      3.71
Securities                                               865,070         43,533      5.03         747,172        45,604      6.10
Loans (1)                                              1,085,306         75,395      6.95         891,957        70,408      7.89
------------------------------------------------------------------------------------------------------------------------------------
    Total interest earning assets                     $2,024,678     $  120,145      5.93%    $ 1,717,569    $  118,948      6.93%
------------------------------------------------------------------------------------------------------------------------------------
NON-INTEREST EARNING ASSETS:
Cash and due from banks                               $   22,965                              $    21,026
Allowance for loan losses                                (14,771)                                 (11,583)
Premises and equipment, net                               11,363                                   10,081
Other assets                                              51,198                                   52,288
------------------------------------------------------------------------------------------------------------------------------------
    Total non-interest earning assets                     70,755                                   71,812
------------------------------------------------------------------------------------------------------------------------------------
Total assets                                          $2,095,433                              $ 1,789,381
------------------------------------------------------------------------------------------------------------------------------------
INTEREST BEARING LIABILITIES:
Deposits:
  Savings, money markets and interest bearing demand  $  505,487     $   11,228      2.22%    $   318,595    $    9,931      3.12%
  Certificates of deposit of $100,000 or more            148,119          5,184      3.50         129,340         7,581      5.86
  Other time deposits                                    434,356         17,747      4.09         453,747        27,085      5.97
------------------------------------------------------------------------------------------------------------------------------------
    Total interest bearing deposits                    1,087,962         34,159      3.14         901,682        44,597      4.95
Borrowed funds                                           735,201         36,403      4.95         644,690        35,264      5.47
Trust preferred securities                                32,500          3,100      9.54          31,048         2,952      9.51
------------------------------------------------------------------------------------------------------------------------------------
    Total interest bearing liabilities                $1,855,663     $   73,662      3.97%    $ 1,577,420    $   82,813      5.25%
------------------------------------------------------------------------------------------------------------------------------------
NON-INTEREST BEARING LIABILITIES:
Demand deposits                                       $  118,154                              $   104,577
Other liabilities                                         19,232                                   20,617
Stockholders' equity                                     102,384                                   86,767
------------------------------------------------------------------------------------------------------------------------------------
    Total non-interest bearing liabilities and
     stockholders' equity                             $  239,770                              $   211,961
------------------------------------------------------------------------------------------------------------------------------------
Total liabilities and stockholders' equity            $2,095,433                              $ 1,789,381
------------------------------------------------------------------------------------------------------------------------------------

Interest rate spread (2)                                                             1.96%                                   1.68%
------------------------------------------------------------------------------------------------------------------------------------

Net interest income and margin (3)                                   $   46,483      2.30%                   $   36,135      2.10%
------------------------------------------------------------------------------------------------------------------------------------

Net interest income and margin
   (tax equivalent basis)(4)                                         $   47,728      2.36%                   $   37,197      2.17%
------------------------------------------------------------------------------------------------------------------------------------

(1) Loan origination fees are considered an adjustment to interest income. For the purpose of calculating loan yields, average loan balances include nonaccrual loans with no related interest income.
(2) The interest rate spread is the difference between the average yield on interest earning assets and the average rate paid on interest bearing liabilities.
(3) The net interest margin is equal to net interest income divided by average interest earning assets.
(4) In order to make pre-tax income and resultant yields on tax exempt investments and loans comparable to those on taxable investments and loans, a tax equivalent adjustment is made equally to interest income and interest expense with no effect on after tax income. The tax equivalent adjustment has been computed using a Federal income tax rate of 34% and has increased interest income by $1,245,000 and $1,062,000 for the twelve month periods ended December 31, 2002 and 2001, respectively.